Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d–1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with such other undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of the Issuer, and agrees that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of this 23rd day of July 2019.

iHeartCommunications, Inc.

By:	/s/ Paul M. McNicol
Name:	Paul M. McNicol
Title:	Executive Vice President

iHeartMedia Capital I, LLC

By:	/s/ Paul M. McNicol
Name:	Paul M. McNicol
Title:	Executive Vice President

iHeartMedia Capital II, LLC

By:	/s/ Paul M. McNicol
Name:	Paul M. McNicol
Title:	Executive Vice President

iHeartMedia, Inc.

By:	/s/ Paul M. McNicol
Name:	Paul M. McNicol
Title:	Executive Vice President